[Exhibit 1.2]
                                Pricing Agreement
                                -----------------



Banc One Capital Markets, Inc.
Wachovia Capital Markets, LLC
BNY Capital Markets, Inc.
Cochran, Caronia Securities LLC
Fifth Third Securities, Inc.
Goldman, Sachs & Co.
U.S. Bancorp Piper Jaffray Inc.
Wells Fargo Brokerage Services, LLC
c/o Banc One Capital Markets, Inc.
1 Bank One Plaza
Suite IL1-0595
Chicago, IL 60670
Attn:  Investment Grade Securities

                                                           October 27, 2003

Ladies and Gentlemen:

         Unitrin, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, between the Company, on the one hand, and Goldman, Sachs & Co., Banc One Capital Markets, Inc., Wachovia Securities, Inc., BNY Capital Markets, Inc., Tokyo-Mitsubishi International plc and Wells Fargo Brokerage Services, LLC, on the other hand, dated June 26, 2002 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Except as set forth below, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         The Underwriting Agreement is hereby revised solely for the purposes hereof by (i) deleting in its entirety Section 2(n) thereof and substituting in its place the following:

         "(n) KPMG LLP and Deloitte & Touche LLP, who have each certified certain financial statements of the Company and its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and" and (ii) deleting in its entirety Section 7(e) thereof and substituting in its place the following:
"(e) On the date of the Pricing Agreement for such Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at the Time of Delivery for such Designated Securities, Deloitte & Touche LLP, who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished the Representatives a letter, dated the date of the applicable Pricing Agreement, and a letter dated such Time of Delivery, respectively, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;".

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us 5 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.



                            [Signature Page Follows]

                                             Very truly yours,

                                             Unitrin, Inc.


                                             By:    /s/ Eric J. Draut
                                                    ----------------------------
                                             Name:  Eric J. Draut
                                             Title: Executive Vice President
                                                    and Chief Financial Officer



Accepted as of the date hereof:

Banc One Capital Markets, Inc.
Wachovia Capital Markets, LLC
Goldman, Sachs & Co.
BNY Capital Markets, Inc.
Wells Fargo Brokerage Services, LLC
U.S. Bancorp Piper Jaffray
Fifth Third Securities, Inc.
Cochran, Caronia Securities LLC




By:      /s/ Alissa A. Woodworth
         --------------------------------
Name:    Alissa A. Woodworth
Title:   Director

         On behalf of each of the Underwriters

                                   SCHEDULE I


                                                          Principal Amount
                                                           of Designated
                                                          Securities to be
             Underwriters                                    Purchased
             ------------                                -------------------
    Banc One Capital Markets, Inc......................       $  82,000,000
    Wachovia Capital Markets, LLC......................          52,000,000
    BNY Capital Markets, Inc...........................          11,000,000
    Cochran, Caronia Securities LLC....................          11,000,000
    Fifth Third Securities, Inc........................          11,000,000
    Goldman, Sachs & Co. ..............................          11,000,000
    U.S. Bancorp Piper Jaffray Inc.....................          11,000,000
    Wells Fargo Brokerage Services, LLC................          11,000,000
                                                         -------------------

    Total..............................................       $200,000,000
                                                         ===================

                                   SCHEDULE II
                                   -----------


Title of Designated Securities:

         4.875% Senior Notes due November 1, 2010



Aggregate Principal Amount:

         $200,000,000



Price to Public:

         99.730% of the principal amount of the Designated Securities, plus accrued interest, if any, from October 30, 2003



Purchase Price by Underwriters:

         99.105% of the principal amount of the Designated Securities, plus accrued interest, if any, from October 30, 2003



Form of Designated Securities:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery.



Specified Funds for Payment of Purchase Price:

         Federal same day funds



Time of Delivery:

         10:00 a.m., New York City time, on October 30, 2003



Indenture:

         Indenture, dated as of June 26, 2002, between the Company and BNY Midwest Trust Company, as Trustee



Maturity:

         November 1, 2010

Interest Rate:

         4.875%



Interest Payment Dates:

         May 1 and November 1, commencing on May 1, 2004



Record Dates:

         April 15 and October 15



Redemption Provisions:

         The Designated Securities will be redeemable, in whole at any time or in part from time to time, at the option of the Company (a "Redemption Date"), at a redemption price (the "Redemption Price") equal to accrued and unpaid interest on the principal amount being redeemed to the Redemption Date plus the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Securities to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points.

         If the Company has given notice as provided in the indenture and funds for the redemption of Designated Securities called for redemption have been made available on the Redemption Date, those Designated Securities will cease to bear interest on the Redemption Date. Thereafter, the only right of the holders of those Designated Securities will be to receive payment of the Redemption Price.

         The Company will give notice of any optional redemption to holders of the Designated Securities at their addresses, as shown in the Security Register, not more than 90 nor less than 30 days prior to the Redemption Date. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Designated Securities held by such holder to be redeemed.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Designated Securities to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Designated Securities.

         Comparable Treasury Price" means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

         "Quotation Agent" means Banc One Capital Markets, Inc. or another Reference Treasury Dealer appointed by the Company.

         "Reference Treasury Dealer" means each of Banc One Capital Markets, Inc. and its successors and, at the Company's option, other nationally recognized investment banking firms that are primary dealers of U.S. government securities in New York City. If any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company must substitute another primary dealer of U.S. government securities.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the Redemption Date.



Sinking Fund Provisions:

         No sinking fund provisions



Closing Location for Delivery of Designated Securities:

         Davis Polk and Wardwell
         450 Lexington Avenue
         New York, New York 10017



Names and Addresses of Representatives:

         Designated Representatives:        Banc One Capital Markets, Inc.
                                            Wachovia Capital Markets, LLC

         Address for Notices, etc.:         Banc One Capital Markets, Inc.
                                            1 Bank One Plaza
                                            Suite IL1-0595
                                            Chicago, IL 60670
                                            Attn:  Investment Grade Securities

                                            Wachovia Capital Markets, LLC
                                            301 South College Street
                                            One Wachovia Center
                                            Charlotte, NC 28288-0602